Exhibit 21.1

(5/31/23)

Company Name	Place of Incorporation
Agpro (N.Z.) Limited	New Zealand
Ali Industries, LLC	Ohio (USA)
API S.p.A.	Italy
Arnette Polymers, LLC	Massachusetts (USA)
Carboline Company	Delaware (USA)
Carboline Global Inc.	Delaware (USA)
DAP Global Inc.	Delaware (USA)
DAP Products Inc.	Delaware (USA)
Day-Glo Color Corp.	Ohio (USA)
Dryvit Holdings, LLC	Delaware (USA)
Ekspan Limited	England & Wales
Euclid Admixture Canada Inc.	Canada
Eucomex, S.A. de C.V.	Mexico
Fibergrate Composite Structures Incorporated	Delaware (USA)
First Continental Services Co.	Vermont (USA)
Key Resin Company	Ohio (USA)
Kirker Enterprises, Inc.	Delaware (USA)
Kop-Coat, Inc.	Ohio (USA)
LBG Holdings, Inc.	Delaware (USA)
Legend Brands, Inc.	Delaware (USA)
Martin Mathys NV	Belgium
Modern Recreational Technologies, Inc.	Delaware (USA)
Morrells Woodfinishes Limited	England & Wales
NatureSeal, Inc. (83% JV)	Delaware (USA)
New Ventures (UK) Limited	England & Wales
Profile Food Ingredients, LLC	Illinois (USA)
Radiant Color NV	Belgium
RPM Canada, a General Partnership	Canada
RPM Canada Finance Company ULC	Canada
RPM Canada Holding I ULC	Canada
RPM Consumer Group, Inc.	Delaware (USA)
RPM Enterprises, Inc.	Delaware (USA)
RPM Europe Finance Designated Activity Company (“dac”)	Ireland
RPM Europe Holdco B.V.	Netherlands
RPM Funding Corporation	Delaware (USA)
RPM Global Holdco, LLC	Delaware (USA)
RPM Holdco Corp.	Delaware (USA)
RPM Industrial Coatings Group, Inc.	Nevada (USA)
RPM Industrial Holding, LLC	Delaware (USA)
RPM International Inc.	Delaware (USA)
RPM Performance Coatings Group, Inc.	Delaware (USA)
RPOW UK Limited	England & Wales
RSIF International Designated Activity Company (“dac”)	Ireland
Rust-Oleum Corporation	Delaware (USA)
Schul International Co., LLC	New Hampshire (USA)
Specialty Products Holding Corp.	Ohio (USA)
SPS B.V.	Netherlands
StonCor Africa Proprietary Limited	South Africa
StonCor Group, Inc.	Delaware (USA)
TCI, Inc.	Georgia (USA)
The Euclid Chemical Company	Ohio (USA)
Tor Coatings Limited	England & Wales

Toxement, S.A.	Colombia
Tremco CPG France SAS	France
Tremco CPG Germany GmbH	Germany
Tremco CPG Inc.	Delaware (USA)
Tremco CPG (India) Private Limited	India
Tremco CPG Manufacturing Corp.	Delaware (USA)
Tremco CPG Netherlands B.V.	Netherlands
Tremco CPG Sweden AB	Sweden
Tremco CPG UK Limited	England & Wales
Tremco Holdings, Inc.	Delaware (USA)
tremco illbruck Group GmbH	Germany
Tremco Incorporated	Ohio (USA)
United Construction Products, LLC	Colorado (USA)
Universal Sealants (U.K.) Limited	England & Wales
Viapol Ltda.	Brazil
Vintiquities Limited	England & Wales
Weatherproofing Technologies, Inc.	Delaware (USA)